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                                                               Exhibit 3.17(iii)

                            ARTICLES OF AMENDMENT TO
                            ------------------------

                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF
                                       --

                        FITESA NORTH AMERICA CORPORATION
                        --------------------------------

     Fitesa North America Corporation, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of North Carolina (the "Corporation"),

          DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted a resolution amending Article One of the Articles of Incorporation of the Corporation to read in its entirety as follows:

                                  ARTICLE ONE
                                  -----------

     The name of the corporation is FNA Polymer Corp.

     SECOND: That thereafter, pursuant to said resolution, the amendment was submitted for approval to the holders of the outstanding shares of the Corporation entitled to vote thereon, which approval was given by written consent pursuant to Section 55-7-04 of the North Carolina Business Corporation Act.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 55-10-06 of the North Carolina Business Corporation Act on 14 August 1996.
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     IN WITNESS WHEREOF, Fitesa North America Corp. has caused this certificate to be signed this 15th day of August, 1996.

                                                FITESA NORTH AMERICA CORPORATION

                                                /s/ Jerry Zucker
                                                --------------------------------
                                                By:  Jerry Zucker
                                                Its: President